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                                                               EXHIBIT 6(b)(iii)

                           CERTIFICATE OF AMENDMENT
                                 OF THE BYLAWS
                                      OF
                      MB VARIABLE LIFE INSURANCE COMPANY



     We, the undersigned officers of MB Variable Life Insurance Company, a corporation subject to the provisions of Chapter 300 of the Minnesota Statues, do hereby certify that resolutions as hereinafter set forth were adopted as of the 13th day of April, 1992, by written authorization of the sole stockholder:

     VOTED: That the Bylaws of the Corporation be amended to be know as "Bylaws of Golden American Life Insurance Company" and that Article VII.
Section 2. of the Bylaws be amended as follows:

     "Section 2. The corporate seal of this Company shall be a circular die, around the edge of which shall appear the words, `Golden American Life Insurance Company', and in the center of which shall appear the words `Corporate Seal'."

     VOTED: That Article I. Section 2. of the Bylaws be amended to read as follows:

     "Section 2. The Annual Meeting of the Stockholders shall be held each year at the office of the Company in the City of Minneapolis, Minnesota, or at such place as may be designated by the Board of Directors, in accordance with the Articles of Incorporation.

     At said meeting the stockholders hall elect a Board of Directors consisting of not less than three (3) nor more than twelve (12) members which shall hold office for one year or until their successors are elected and qualified. At such meeting there may be transacted any other business that may be brought before it.

     Should the annual election of directors not take place in any year on the day hereinbefore fixed therefor, for any reason whatever, such election may be held on such other day within six (6) months thereafter as may be appointed therefor by the Board of Directors, they giving notice thereof as in the case of the Annual Meeting."

     VOTED: That the directors and officers of the Corporation be, and they hereby are, authorized to do and cause to be done all things in their judgment necessary or advisable to effect the amendment of the Bylaws of the Corporation.

     The undersigned, Fred H. Davidson and Bernard R. Beckerlegge, the President and Secretary, respectively, of MB Variable Life Insurance Company, do hereby certify that the foregoing Certificate of Amendment of the Bylaws of MB Variable Life Insurance Company is a true and correct copy of the Resolution of The Mutual Benefit Life Insurance Company in Rehabilitation, the sole stockholder of MB Variable Life Insurance Company as of this 16 day of April, 1992.


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                                        /s/ Fred H. Davidson
                                        -----------------------------
                                        Fred H. Davidson, President



                                        /s/ Bernard R. Beckerlegge
                                        -----------------------------
                                        Bernard R. Beckerlegge, Secretary



                                        MB VARIABLE LIFE INSURANCE COMPANY



The foregoing amendment to the Bylaws is hereby approved this ____ day of April, 1992.


                                        -----------------------------
                                        The _____ Bylaws
                                        _____________________________
                                        __ 24th day of April, 1992,
                                        /s/ Bert J. McKay _____

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